AMENDED AND RESTATED
                         FRANKLIN ELECTRIC CO., INC.
                          PENSION RESTORATION PLAN


     Franklin Electric Co., Inc., an Indiana corporation with its principal place of business in Bluffton, Indiana, adopted the Franklin Electric Co., Inc. Pension Restoration Plan (the "Plan"), effective January 1, 1990.
     The Plan is hereby amended and restated, effective January 1, 2002, and is adopted solely for the purpose of providing benefits to Participants in the Plan and their Beneficiaries in excess of the limits (the "Limits") imposed on qualified plans by Sections 415 and 401(a)(17), and any other sections, of the Internal Revenue Code of 1986, as amended (the "Code"), by restoring benefits to such Plan Participants and Beneficiaries that are no longer available under the Franklin Electric Co., Inc. Contributory
Retirement Plan, effective March 1, 1964, as amended through January 1, 1999, and as in effect on December 31, 1999 (the "Contributory Plan") as a result of the Limits. The provisions of the Plan apply only to Participants who actively participate in the Plan on or after January 1, 2002. Any
Participant who retired or otherwise terminated employment with the Company prior to January 1, 2002, shall have his or her rights determined under the provision of the Plan as it existed when his or her employment relationship terminated.
     Participation hereunder shall be limited to management or highly compensated employees of the Company.
     Section 1.  PARTICIPATION IN PLAN.  Each management or highly compensated employee of Franklin Electric Co., Inc. or any of its affiliates ("Company") shall be a Participant in the Plan if (a) he was a participant in
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the Contributory Plan on December 31, 1999 and (b) his participation in the
Plan is approved in writing by the Employee Benefits Committee of the Company (the "Committee").
     Section 2.  AMOUNT OF BENEFIT.  The benefit ("Benefit") payable under the Plan to a Participant or his or her Beneficiary shall be equal to the excess (if any) of the benefit determined under Paragraph (a) below over the benefit determined under Paragraph (b) below:
       (a) The Actuarial Equivalent lump sum value of the annuity form of benefit that would have been payable under the Contributory Plan to a Participant or his Beneficiary had the Participant continued to actively participate in the Contributory Plan until his Retirement Date which benefit shall be determined without regard to the Limits. The annuity form of the benefit is the greater of
            (i) the regular benefit as outlined in Appendix B, Section B.1(A)-(C) (including Credited Service after December 31, 1999)
            to the Franklin Electric Co., Inc. Cash Balance Pension Plan effective January 1, 2000 as amended ("Cash Balance Pension
            Plan") and (ii) the benefit outlined in Appendix B., Section B.1
            (E) (including Credited Service after December 31, 1999) to the Cash Balance Pension Plan. The annuity form of benefit is then adjusted by (1), (2), or (3) below, including the conversion to an Actuarial Equivalent lump sum value.
            (1)  For Benefit Commencement Dates at the Participant's age 65
                 or later, the Section 2(a)(i) benefit shall first be
                 increased to the Participant's age at the Benefit
                 Commencement Date based on the applicable adjustments in
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                 Section 6.1(b)(2) of the Contributory Plan.  Then, the
                 Actuarial Equivalent lump sum value is determined,
                 substituting the Participant's age at the Benefit
                 Commencement Date for the Deferral Age.
            (2)  For Benefit Commencement Dates at the Participant's age 55
                 or later (but prior to age 65), the Section 2(a)(i) and
                 2(a)(ii) benefit shall first be reduced to the Participant's age at the Benefit Commencement Date based on the applicable adjustments in Section 6.2(b) of the Contributory Plan.
                 Then, the Actuarial Equivalent lump sum value is determined, substituting the Participant's age at the Benefit
                 Commencement Date for the Deferral Age.
            (3)  For Benefit Commencement Dates prior to the Participant's age 55, the Section 2(a)(i) and 2(a)(ii) benefit shall first be reduced to age 55 based on the applicable adjustments in
                 Section 6.2(b) of the Contributory Plan.  Then, the
                 Actuarial Equivalent lump sum value is determined,
                 substituting age 55 for the Deferral Age.
      (b)   An amount equal to the Cash Balance Account payable at the
            Benefit Commencement Date from the Cash Balance Pension Plan which benefit shall be determined after applying the Limits.
     Section 3. TIME AND METHOD OF PAYMENT OF BENEFIT. The Benefit of a Participant whose employment with the Company terminates prior to his or her death will be paid on the Benefit Commencement Date. If the Benefit is paid in multiple payments, as described in (b) and (c) below, the Actuarial Equivalent will be determined on the following basis: (i) the mortality rate
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applicable on the date of termination will be used; and (ii) the interest rate on either the date of termination or the date of the applicable payment,
whichever is lower, will be used.   The Benefit will be paid as follows:
     (a) If the Participant's Benefit is less than $1,000,000, such Benefit will be payable to him or her in a lump sum within 90 days after termination of employment;
     (b) If the Participant's Benefit is $1,000,000 or more, but less than $2,000,000, such Benefit will be payable to him or her in the form of a lifetime annuity payable over a 12-month period as follows:
          (1)  within 90 days after termination, one-half of the
               Participant's Benefit will be payable to him or her in a lump sum;
          (2) during the first 12-month period after termination, the remaining Benefit will be payable to the Participant in monthly payments, computed in the form of an annuity based upon the Participant's lifetime only, with an Actuarial Equivalent value equal to the remaining Actuarial Equivalent value of the Participant's Benefit; and
          (3)  within 90 days after the first anniversary of the
               Participant's termination, the balance of the Actuarial Equivalent value of the Participant's remaining Benefit will be payable to him or her in a lump sum.
     (c) If the Participant's Benefit is $2,000,000 or more, such Benefit will be payable to him or her in the form of a lifetime annuity payable over a 24-month period as follows:
          (1)  within 90 days after termination, one-third of the
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                Participant's Benefit will be payable to him or her in a lump sum;
          (2) during the first 12-month period after termination, the remaining Benefit will be payable to the Participant in monthly payments, computed in the form of an annuity based upon the Participant's lifetime only, with an Actuarial Equivalent value equal to the remaining Actuarial Equivalent value of the Participant's Benefit;
          (3) within 90 days after the first anniversary of the Participant's termination, one-half of the Actuarial
               Equivalent value of the Participant's remaining Benefit will be payable to him or her in a lump sum;
          (4) during the second 12-month period after termination, the remaining Benefit will be payable to the Participant in monthly payments, computed in the form of an annuity based upon the Participant's lifetime only, with an Actuarial Equivalent value equal to the remaining Actuarial Equivalent value of the Participant's Benefit; and
          (5) within 90 days after the second anniversary of the Participant's termination, the balance of the Actuarial Equivalent value of the Participant's remaining Benefit will be payable to him or her in a lump sum.
     (d) The Committee will have the right, at any time after payments commence, to accelerate payment of a Benefit payable to a Participant, in whole or in part, in its discretion.

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     Section 4.  CHANGE IN CONTROL.
     (a)  A "Change in Control" shall be deemed to have occurred if
          (1) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or
         (2) The election to the Board of Directors of the Company, without the recommendation or approval of two thirds of the incumbent Board of Directors of the Company, of the lesser of: (A) three directors; or (B) directors constituting a majority of the number of directors of the Company then in office, provided, however, that directors whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company will not be considered as incumbent members of the Board of Directors of the Company for purposes of this paragraph; or
         (3) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other company, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation
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              continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or
         (4)  the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is
              consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.
          Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
          For purposes of the foregoing, the following definitions shall apply:
              "Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, except that a Person shall not be deemed to be the Beneficial Owner of any securities with respect to which such Person has properly filed a Form 13-G; "Exchange Act" shall mean the Securities Exchange Act of 1934; as amended from time to time; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefits plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.
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     (b)  In the event of a Change in Control of the Company, all Benefits will be paid in a lump sum, to the applicable Participants within 60 days of the effective date of change in control according to the following procedure:
          (1)  A terminated Participant receiving his Benefit in the form of an annuity will receive the Actuarial Equivalent value of the remaining portion of this Benefit in a lump sum; and
          (2)  A Participant actively employed by the Company will have his or her then accrued Benefit computed under the Plan as of the date of the Change in Control, but enhanced by adding an
               additional three years to the Participant's then current age and three years to his or her then current years of service with the Company to determine the amount in Section 2(a),
               excluding any calculations related to the Basic Retirement
               Plan and Social Security.  The Participant will then receive the Actuarial Equivalent value of that enhanced Benefit in a lump sum.
      Section 5. DEATH BENEFITS. In the event of the Participant's death before payment of his entire Benefit to him or her, the remaining Actuarial Equivalent value of his or her benefit will be payable to his or her designated beneficiary ("Designated Beneficiary") in a lump sum within 90 days after his or her death. In order to qualify as a Designated Beneficiary, the Participant must name the Beneficiary in writing and deliver the name of the Designated Beneficiary to the Committee before the Participant's death. If the Participant fails to designate a Beneficiary, if such designation is for any reason illegal or ineffective, or if no Beneficiary survives the Participant, his or her Benefit otherwise payable pursuant to this Section shall be paid:
     (i)   to his or her surviving spouse;
     (ii) if there is no surviving spouse, to his or her descendants (including legally adopted children or their descendants) per stirpes;
     (iii) if there is neither a surviving spouse nor surviving descendants, to the duly appointed and qualified executor or other personal representative of the estate of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or
     (iv) if no such representative is duly appointed and qualified within six months after the date of death of such deceased Participant, then to such persons as, at the date of death, would be entitled to share in the distribution of such deceased Participant's personal estate under the provisions of the applicable statute then in force governing the descent of intestate property, in the proportions specified in such statute.
     Section 6. FORFEITURE. Notwithstanding anything otherwise contained in the Plan no Benefit shall be payable to any Participant whose employment with the Company terminates for any reason prior to the first to occur of:
     (1) the date he attains his Deferred Vested Age;
     (2) the date he attains his Normal Retirement Age;
     (3) the date of his death;
     (4) the date he incurs a total and permanent disability; or
     (5) the date of a Change in Control.
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     Section 7.  ADMINISTRATION OF PLAN.  The Plan shall be administered by the Committee acting from time to time under the Cash Balance Pension Plan.
     Section 8. COMPANY'S RIGHTS TO AMEND OR TERMINATE PLAN. While the Company intends to maintain the Plan in conjunction with the Cash Balance Pension Plan, the Company reserves the right to amend the Plan at any time and from time to time, or to terminate it at any time for any reason; provided, however, that no amendment or termination of the Plan shall impair or alter such right to a Benefit that would have arisen under the Plan as it read before the effective date of such amendment or termination to or with respect to any employee who has become a Participant in the Plan before the effective date of such amendment or termination.
     Section 9.  MISCELLANEOUS PROVISIONS.
             9.1. Definitions. The terms used in the Plan, that are defined in the Cash Balance Pension Plan, shall have the meanings assigned to them in the Cash Balance Pension Plan unless otherwise defined in this Plan.
             9.2. Actuarial Equivalent. Actuarial Equivalent means a benefit of equivalent value to another benefit, determined on the basis of the interest and mortality rate assumptions described in Appendix A, Number 1 to the Cash Balance Pension Plan.
             9.3. Funding. (a) The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any Benefit hereunder, and (b) no Participant, Beneficiary, or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a Benefit under the Plan and any such
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     Participant, Beneficiary, or other person shall have only the rights of a general unsecured creditor with respect to any rights under the Plan. All payments will be made from the general assets of the Company and each Participant and Beneficiary will be a general unsecured creditor of the Company. There will be no provision for a trust or for the purchase of annuities to fund any Benefit.
             9.4. Income Tax Payout. Notwithstanding anything to the contrary contained herein, (a) in the event that the Internal Revenue Service prevails in its claim that any amount of a Benefit payable pursuant to the Plan and held in the general assets of the Company, constitutes taxable income to a Participant or his or her Beneficiary for any such taxable year of him or her, prior to the taxable year in which such amount is distributed to him or her, or (b) in the event that legal counsel satisfactory to the Company and the applicable Participant or his or her Beneficiary renders an opinion that the Service would likely prevail in such a claim, the amount of such Benefit held in the general assets of the Company, to the extent constituting taxable income, shall be immediately distributed to the Participant or his or her Beneficiary. For purposes of this Section, the Service shall be deemed to have prevailed in a claim if such claim is upheld by a court of final jurisdiction, or if the Participant or Beneficiary, based upon an opinion of legal counsel satisfactory to the Company and the Participant or his or her Beneficiary, fails to appeal a decision of the Service, or a court of applicable jurisdiction, with respect to such claim, to an appropriate Service appeals authority or to a court of higher jurisdiction within the appropriate time period.
             9.5. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Contributory Plan applicable to a Contributory Plan benefit shall also be applicable to a Benefit payable hereunder. Any Contributory Plan benefit or Cash Balance Pension Plan benefit shall be paid solely in accordance with the terms and conditions of the Contributory Plan or the Cash Balance Pension Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Contributory Plan or the Cash Balance Pension Plan.
             9.6. Vesting Upon a Change in Control. Notwithstanding any other provisions in the Plan, upon the occurrence of a Change in Control, all Participants shall be 100% vested in their Benefits under the Plan.
             9.7. No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any Benefit hereunder.
             9.8. No Enlargement of Employee Rights. No Participant or Beneficiary shall have any right to a Benefit under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant or Beneficiary the right to be retained in the service of the Company.
             9.9. Spendthrift Provision. No interest of any person or entity in, or right to receive a Benefit under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a Benefit be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance, and claims in bankruptcy proceedings.
             9.10. Applicable Law. The Plan shall be construed and administered under the laws of the State of Indiana, except to the extent preempted by applicable federal law.
             9.11. Incapacity of Recipient. If any person entitled to a Benefit payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company, the Committee and the Plan therefore.
             9.12. Corporate Successors. The Plan shall not be automatically terminated by a Change in Control of the Company, but the Plan shall be continued after such Change in Control only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 8.

             9.13. Unclaimed Benefit. Each Participant shall keep the Committee informed of his or her current address and the current address of his or her Beneficiaries. The Committee shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Committee within three (3) years after the date on which payment of the Participant's Benefit may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Beneficiary of the Participant, then the Committee shall have no further obligation to pay any Benefit hereunder to such Participant, Beneficiary, or any other person and such Benefit shall be irrevocably forfeited.
             9.14. Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Company or any individual acting as an employee, or agent at the direction of the Company, or any member of the Committee, shall be liable to any Participant, former Participant, Beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

     IN WITNESS WHEREOF, Franklin Electric Co., Inc. has caused this amended and restated Plan to be executed in its name, by its duly authorized officer, on this ____ day of ____________, 2001, effective as of January 1, 2002.
                                               FRANKLIN ELECTRIC CO., INC.
Date:  ________________________                By:  ______________________
                                               ATTEST:
Date:  ________________________                By:  ______________________